Exhibit 99.1 Press Release Montrouge, France, August 1, 2022

DBV Technologies Reports Second Quarter 2022 Financial Results

•	DBV closes Q2 with a cash balance of $248M following recent ATM and PIPE offerings

•	DBV continues to practice budget discipline measures; cash used in operating activities decreased more than 40% between the first half of 2021 and 2022

•	The U.S. District Court, District of New Jersey entered an order granting DBV’s Motion to Dismiss the Third Amended Class Action Complaint with prejudice

DBV Technologies (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Stock Market: DBVT), a clinical-stage biopharmaceutical company, today reported financial results for the second quarter of 2022. The quarterly financial statements were approved by the Board of Directors on July 29, 2022.

Financial Highlights for the Second Quarter and the Six Months Ended June 30, 20221:

Cash and cash equivalents were $248.0 million, as of June 30, 2022, compared to $77.3 million as of December 31, 2021, and $74.1 million as of March 31, 2022. The net increases of respectively $173.9 million and $170.7 million for the quarter and six months ended June 30, 2022, were mostly comprised of a $195.3 million net cash flow received from the ATM Offering in May 2022 for $14.1 million, net of transaction costs, and PIPE Offering in June 2022 for $181.2 million, net of transaction costs as well as a $27.1 million cash flow received following the reimbursement of the 2019, 2020 and 2021 Research Tax Credit (French Crédit Impôt Recherche, or CIR) offset by a $(38.9) million cash utilization in operating activities and the effect of exchange rates on cash and cash equivalents for $(12.6) million.

Excluding the effect of second quarter financing and reimbursement of the Research Tax Credit, the cash used in operating activities decreased by 42% in U.S. GAAP and 44% in IFRS between the first half of 2021 and 2022, reflecting the Company’s continued implementation of budget discipline measures.

[1]

The Company’s interim consolidated financial statements for the six months ended June 30, 2022, are prepared in accordance with both generally accepted accounting principles in the U.S. (“U.S. GAAP”) and International Financial Reporting Standards (“IFRS”) as adopted by the European Union. Unless otherwise indicated, the financial figures presented in the Q2 Financial Highlights comply with both U.S GAAP and IFRS financial statements. Differences between U.S. GAAP and IFRS consolidated financial statements are mainly due to discrepancies arising from the application of lease accounting standards.

Cash and Cash Equivalents

	U.S. GAAP		IFRS
	Six months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net (decrease) / increase in cash and cash equivalents	$170,670	$(70,868)	$170,671	$(70,869)

Net cash flow used in operating activities	$(11,733)	(66,503)	(8,585)	(64,102)
Net cash flows used in investing activities	(218)	(13)	(218)	(13)
Net cash flows provided by financing activities	195,221	1,071	192,075	(1,336)
Effect of exchange rate changes on cash and cash equivalents	(12,600)	(5,423)	(12,600)	(5,418)

Net cash and cash equivalents at the end of the period	$247,971	$125,484	$247,971	$125,484

Based on its current assumptions, DBV expects that its current cash and cash equivalents will support its operations several months beyond the current projected completion of VITESSE, the planned Phase 3 clinical study of the modified Viaskin™ Peanut patch in peanut-allergic children ages 4 years and older. DBV continues to engage in productive dialogue with the FDA on the key elements of the VITESSE protocol. As previously disclosed, the Company will communicate key elements of the VITESSE trial design and projected timelines once this process has concluded.

Operating Income is primarily generated from DBV’s Research Tax Credit (French Crédit Impôt Recherche, or CIR) and from revenue recognized by DBV under its collaboration agreement with Nestlé Health Science. Operating income was $4.1 million for the six months ended June 30, 2022, compared to $1.5 million for the six months ended June 30, 2021. The variation in operating income is primarily attributable to the revision of the revenue recognized under Nestlé’s collaboration agreement conducted as part of the existing contract, as the Company updated the measurement of progress of its Phase II APTITUDE milk-diagnostic tool clinical study.

Operating expenses

	U.S. GAAP		U.S. GAAP		IFRS
	Three months ended June 30,		Six months ended June 30,		Six months ended June 30,
($ in thousands)	2022	2021	2022	2021	2022	2021
Operating expenses :
Research and development	$(18,611)	$(20,179)	$(30,834)	$(42,343)	$(30,694)	$(42,185)
Sales and marketing	(1,037)	(1,198)	(1,500)	(1,927)	(1,476)	(1,905)
General and administrative	(5,704)	(8,269)	(12,334)	(17,951)	(12,166)	(17,939)

Total Operating expenses	$(25,352)	$(29,646)	$(44,669)	$(62,221)	$(44,336)	$(62,029)

Operating Expenses for the three months ended June 30, 2022 were $(25.4) million, compared to $(29.6) million for the three months ended June 30, 2021 each under U.S. GAAP or -14%. For the six months ended June 30, 2022, operating expenses were $(44.7) million under U.S. GAAP and $(44.3) million under IFRS, compared to $(62.2) million and $(62.0) million under U.S. GAAP and IFRS respectively, for the six months ended June 30, 2021. DBV has continued to practice financial diligence and implemented further cost containment strategies.

Employee-related costs decreased by $3.8 million, from $15.9 million for the six months ended June 30, 2021 to $12.1 million for the six months ended June 30, 2022 - a 23.8% decrease, compared to a 21% decrease of the average number of headcounts between the two periods (88 and 111 full-time equivalent employees for the six months ended June 30, 2022 and 2021, respectively). As of June 30, 2022, DBV had 86 employees.

Net Loss and Net Loss Per Share

	U.S. GAAP		U.S. GAAP		IFRS
	Three months ended June 30,		Six months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021	2022	2021
Net (loss) ($ in thousands)	$(23,039)	$(30,654)	$(39,746)	$(60,103)	$(39,522)	$(60,240)
Basic / diluted net loss per share ($/share)	$(0.35)	$(0.56)	$(0.66)	$(1.09)	$(0.65)	$(1.10)

For the three months ended June 30, 2022, net loss was $(23.0) million compared to a net loss of $(30.7) million for the comparable period in 2021.

On a per share basis, net loss (based on the weighted average number of shares outstanding over the period) was $(0.35) and $(0.56) for the three months ended June 30, 2022 and 2021, respectively.

For the six months ended June 30, 2022, net loss was $(39.7) million and $(39.5) million under U.S. GAAP and IFRS, respectively. Net loss per share was $(0,66) under U.S. GAAP and $(0.65) under IFRS.

Monthly Information Regarding the Total Number of Voting Rights and Total Number of Shares of the Company as of June 30, 2022:

(Article 223-16 of the General Regulations of the Autorité des Marchés Financiers)

Date	Total number of shares	Total number of voting rights

06/30/2022	94,022,679	Total gross of voting rights: 94,022,679
		Total net* of voting rights: 93,916,392

*	Total net = total number of voting rights attached to shares – shares without voting rights

The PIPE financing DBV completed in June included the sale of prefunded warrants to purchase up to 28,276,331 ordinary shares. The pre-funded warrants are not included in the number of shares outstanding. If all 28,276,331 pre-funded warrants were exercised, the total number of DBV shares outstanding would be 122,299,010.

Class Action Complaint:

As previously disclosed, a class action complaint was filed in January 2019 in the U.S. District Court, District of New Jersey, alleging that the Company and certain current and former executive officers violated certain U.S. federal securities laws. Plaintiffs filed a Third Amended Complaint on September 30, 2021. On July 29, 2022, the Court entered an order granting the Company’s Motion to Dismiss the Plaintiff’s Third Amended Complaint with prejudice. The Court indicated that the Third Amended Complaint was deficient in a number of ways, failing to allege a violation of the Securities Exchange Act of 1934, and ordered the matter closed. Per court procedural rules, the Plaintiffs have 30 days to appeal the dismissal of the Third Amended Complaint. The Company believes that the allegations contained in the complaint are without merit and will continue to defend the case vigorously.

CONDENSED STATEMENT OF CONSOLIDATED FINANCIAL POSITION (unaudited)

($ in thousands)

	U.S. GAAP[2]		IFRS[3]
	June 30,	December 31,	June 30,	December 31,
	2022	2021	2022	2021
Assets	$284,978	$146,723	$284,922	$146,323
of which cash and cash equivalents	247,971	77,301	247,971	77,301

Liabilities	40,562	47,449	40,501	47,293

Shareholders’ equity	$244,416	$99,274	$244,421	$99,030
of which net result	(39,746)	(97,809)	(39,522)	(98,052)

CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS AND COMPREHENSIVE LOSS (unaudited)

($ in thousands, except per share data)

	U.S. GAAP[2]		U.S. GAAP[2]		IFRS[3]
	Three months ended June 30,		Six months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021	2022	2021
Revenue	$1,529	$(1,488)	$4,074	$1,453	$4,074	$1,453

Operating expenses :
Research and development	(18,611)	(20,179)	(30,834)	(42,343)	(30,694)	(42,185)
Sales & marketing	(1,037)	(1,198)	(1,500)	(1,927)	(1,476)	(1,905)
General & administrative	(5,704)	(8,269)	(12,334)	(17,951)	(12,166)	(17,939)

Total Operating expenses	(25,352)	(29,646)	(44,669)	(62,221)	(44,336)	(62,029)

Financial Income (Expenses)	784	46	936	261	827	(68)
Income tax	—	434	(87)	404	(87)	404

Net (loss)	$(23,039)	$(30,654)	$(39,746)	$(60,103)	$(39,522)	$(60,240)

Basic/diluted Net loss per share attributable to shareholders	$(0.35)	$(0.56)	$(0.66)	$(1.09)	$(0.65)	$(1.10)

[2]	Unaudited financial statements prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”).
[3]	Unaudited financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union.

CONDENSED STATEMENT OF CONSOLIDATED CASH FLOW (unaudited)

($ in thousands)

	U.S. GAAP[4]		IFRS[5]
	Six months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net cash flow used in operating activities	$(11,733)	$(66,503)	$(8,585)	$(64,102)
Net cash flows used in investing activities	(218)	(13)	(218)	(13)
Net cash flows provided by (used in) financing activities	195,222	1,071	192,075	(1,336)
Effect of exchange rate changes on cash and cash equivalents	(12,600)	(5,423)	(12,600)	(5,418)

Net (decrease) / increase in cash and cash equivalents	170,670	(70,868)	170,670	(70,869)
Net cash and cash equivalents at the beginning of the period	77,301	196,352	77,301	196,352
Net cash and cash equivalents at the end of the period	$247,971	$125,484	$247,971	$125,484

About DBV Technologies

DBV Technologies is developing Viaskin™, an investigational proprietary technology platform with broad potential applications in immunotherapy. Viaskin is based on epicutaneous immunotherapy, or EPIT™, and is DBV Technologies’ method of delivering biologically active compounds to the immune system through intact skin. With this new class of non-invasive product candidates, the Company is dedicated to safely transforming the care of food allergic patients. DBV Technologies’ food allergies programs include ongoing clinical trials of Viaskin Peanut. DBV Technologies has global headquarters in Montrouge, France, and North American operations in Basking Ridge, NJ. The Company’s ordinary shares are traded on segment B of Euronext Paris (Ticker: DBV, ISIN code: FR0010417345) and the Company’s ADSs (each representing one-half of one ordinary share) are traded on the Nasdaq Global Select Market (Ticker: DBVT).

[4]	Unaudited financial statements prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”).
[5]	Unaudited financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union.

Forward Looking Statements

This press release may contain forward-looking statements and estimates, including statements regarding DBV’s forecast of its cash runway, designs of DBV’s anticipated clinical trials, DBV’s planned regulatory and clinical efforts including timing and results of communications with regulatory agencies, the ability of any of DBV’s product candidates, if approved, to improve the lives of patients with food allergies, and the outcome of any litigation. These forward-looking statements and estimates are not promises or guarantees and involve substantial risks and uncertainties. At this stage, DBV’s product candidates have not been authorized for sale in any country. Among the factors that could cause actual results to differ materially from those described or projected herein include uncertainties associated generally with research and development, clinical trials and related regulatory reviews and approvals, including the impact of the COVID-19 pandemic, and DBV’s ability to successfully execute on its budget discipline measures. A further list and description of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements in this press release can be found in DBV’s regulatory filings with the French Autorité des Marchés Financiers (“AMF”), DBV’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including in DBV’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 9, 2022, and future filings and reports made with the AMF and SEC by DBV. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements and estimates, which speak only as of the date hereof. Other than as required by applicable law, DBV Technologies undertakes no obligation to update or revise the information contained in this Press Release.

Investor Contact

Anne Pollak

DBV Technologies

+1 857-529-2363

anne.pollak@dbv-technologies.com

Media Contact

Angela Marcucci

DBV Technologies

+1 646-842-2393

angela.marcucci@dbv-technologies.com

Viaskin and EPIT are trademarks of DBV Technologies.